UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 7, 2011

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based on comments received from the Securities and Exchange Commission (the “SEC”), the Company’s Chief Financial Officer, after consultation with the Company’s Audit Committee, concluded on March 7, 2011 that the Company’s previously filed financial statements for the year ended December 31, 2009 and for the quarter ended March 31, 2010 should no longer be relied upon because of errors in such financial statements.  To correct these errors, the Company has amended and restated the affected financial statements.

Simultaneously with the filing of this Current Report on Form 8-K, the Company is filing Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K/A”) and Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Form 10-Q/A”) with the SEC.  The Form 10-K/A and Form 10-Q/A contain the amended and restated financial statements.

Below is a summary of the errors contained in the original financial statements for the year ended December 31, 2009 and the corrections of such errors contained in the amended and restated financial statements included in the Form 10-K/A:

•
The Company reclassified inventory related to the Huangli Project, which is considered a correction of a classification error.  The amount of $2,188,439 was previously classified in construction-in-progress at December 31, 2008.  The Company moved the amount to the inventory account, and it has been subcategorized as raw materials.  The reclassification caused a $2,188,439 decrease in construction in progress from $30,276,011 to $28,087,572 and a corresponding increase of $2,188,439 in the inventory accounts from $8,395,467 to $10,583,906.  The related total of current assets increased from $88,760,427 to $90,948,867 while the total of non-current assets decreased from $66,311,941 to $64,123,502.  Total assets remain unchanged.  The statement of cash flows for the year ended December 31, 2008 was also impacted by the reclassification.  Cash sourced from operating activities were previously overstated, and cash used in investing activities was previously overstated.  The correction of error decreased the cash generated by operating activities by $2,188,439 and also decreased the amount of cash used in investing activities by $2,188,439.  The impact of the restatement was limited to the presentation of the balance sheet and the related statements of cash flows.  There was no related impact to earnings for the year ended December 31, 2008.

•
The Company restated the long term loans outstanding due to Standard Chartered Bank at December 31, 2009 as short term, rather than long term as a result of the Company’s noncompliance with certain loan covenants disclosed in Note 12 to the Company’s amended and restated financial statements.  The impact of the restatement is limited to the Company’s classification of liabilities on the Company’s Consolidated Balance Sheets and Note 12.  As a result of the restatement, the short term balance increased from $35,276,347 to $46,758,253 while the corresponding long term loans decreased from $11,481,906 to $0.  The Company’s current liabilities increased from $59,671,630 to $71,153,536.  The Company’s long term liabilities decreased from $11,481,906 to $0.  The Company’s total liabilities remain unchanged.

•
The Company restated its diluted earnings per share for the year ended December 31, 2008, as a correction of error.  The Company previously reported diluted earnings per share of $0.26 based on the assumption that the constructive preferred dividend related to the issuance of Series B Convertible Preferred Stock during the year should not be added back to “net income available to common stockholders” to arrive at “income available to common stockholders on a converted basis” for the purposes of computing the diluted earnings per share.  The Company assumed that even if the holders of the Series B Convertible Preferred Stock had converted their preferred stock using the “as-if” method the constructive preferred dividend would not be made available to common stockholders because the constructive preferred dividend was charged immediately upon the issuance of the Series B Convertible Preferred Stock.  The Company later determined that this treatment was erroneous.  Therefore, the Company revised the calculation of the “income available to common stockholders on a converted basis” to include the constructive preferred dividend.  As a result of the restatement, the Company’s diluted earnings per share increased to $0.34 per share.  For detailed computations, see Note 18 to the Company’s amended and restated financial statements.

•
The Company restated its statements of cash flow for the year ended December 31, 2008.  The change is related to the purchase of Sukong Assets as detailed in Note 1 to the Company’s amended and restated financial statements.  The purchase was previously presented as an all cash transaction.  The restated presentation shows that a significant portion of the total purchase price was a non-cash transaction where the Company transferred certain advances to suppliers and receivables without recourse valued at $20,064,965 to the seller in exchange for the Sukong Assets.  The Company did not make any adjustment to its general ledger accounts.  The restatement was limited to the presentation of the statement of cash flows.  Net cash sourced from operations was previously $16,776,026.  The restated presentation shows net cash used in operations is $5,477,378.  The net cash used in investing activities was previously $39,087,376.  The restated presentation shows cash used in investing activities as $16,833,972.  The restated figures in the statement of cash flows are primarily attributable to the effect of the non-cash purchase of Sukong assets; however, a small portion of the difference is attributable to the restatement of the inventory and construction in progress account as detailed in Note 23 to the Company’s amended and restated financial statements.  The Company’s earnings for the year ended December 31, 2008 were unaffected by the change in presentation caused by the non-cash investing activity related to both the non-cash purchase of the Sukong Assets and the restatement of inventory and construction in progress.

Below is a summary of the error contained in the original financial statements for the quarter ended March 31, 2010 and the correction of such error contained in the amended and restated financial statements included in the Form 10-Q/A.

•
The Company restated the long term loans outstanding due to Standard Chartered Bank at March 31, 2010 as short term, rather than long term as a result of the Company’s noncompliance with certain loan covenants disclosed in Note 12 to the Company’s amended and restated financial statements.  The impact of the restatement is limited to the Company’s classification of liabilities on the Company’s Consolidated Balance Sheets and Note 12.  As a result of the restatement, the short term balance increased from $22,556,695 to $44,458,071 while the corresponding long term loans decreased from $21,901,376 to $0.  The Company’s current liabilities increased from $47,852,516 to $69,753,892.  The Company’s long term liabilities decreased from $21,901,376 to $0.  The Company’s total liabilities remain unchanged.

The restatements described above have been discussed with Samuel H. Wong & Co., LLP, the Company’s independent registered public accounting firm (“SHW”).  The Form 10-K/A includes an amended and restated audit report from SHW and the Form 10-Q/A includes an amended and restated review report from SHW.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: March 7, 2011

	By:	/s/ Philip Lo
Name: Philip Lo
Title: Chief Financial Officer